Exhibit 23.4

By Email

Guardforce AI Co., Limited

10 Anson Road, #28-01 International Plaza

Singapore 079903

23 December 2021

Dear Sir or Madam,

Re: Consent of Watson Farley & Williams (Thailand) LTD.

We refer to the Registration Statement under the Securities Act of 1933 (Form F-3) of Guardforce AI Co., Limited (the “Company”) dated 23 December 2021 in connection with the offering for sale of the Company’s ordinary shares, debt securities, warrants, rights or units in an amount of up to $150,000,000.

We hereby consent to the reference to our name under the captions “Risk Factors” and “Legal Matters” in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Watson Farley & Williams (Thailand) Limited

Watson Farley & Williams (Thailand) Limited